Exhibit 99.1

115 East Park Drive • Second Floor Brentwood, TN 37027 AmericanAddictionCenters.com

Investor Contact:	Tripp Sullivan	Media Contact:	Cynthia Johnson
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings to Expand to Louisiana with Acquisition of In-Network Outpatient Treatment and Lab Provider for $21.25 Million

Adds Six Outpatient Centers, In-Network Lab and 20 Licensed Beds

BRENTWOOD, Tenn. – (Dec 11, 2015) AAC Holdings, Inc. (NYSE: AAC), through its operating subsidiary, American Addiction Centers, Inc., signed a definitive agreement to acquire Wetsman Forensic Medicine, L.L.C (d/b/a Townsend) and its affiliates for $12.75 million in cash and $8.50 million in restricted shares of AAC Holdings’ common stock. The total purchase price is subject to an escrow of $2.0 million (split evenly between cash and restricted stock) that is contingent upon a minimum adjusted EBITDA threshold of $3.0 million for 2016.

“Townsend is a proven treatment provider throughout Louisiana and well-known for ‘The Townsend Way,’ its innovative treatment model created by Dr. Howard Wetsman. Townsend’s network of outpatient facilities and residential beds, supported by an in-network lab, will enable us to establish a strong footprint in our ninth state,” said Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings. “This is a strategic acquisition for AAC that enables us to continue building our in-network capacity to support existing demand while at the same time securing much-needed capabilities to service lab work from our other in-network facilities.”

Founded in 2009 by Dr. Howard Wetsman and CEO Michael Handley, Townsend is a leading substance abuse treatment provider in Louisiana and operates six in-network outpatient centers in Louisiana that deliver intensive outpatient treatment as well as a 20-bed in-network facility located in Scott, Louisiana that offers detoxification and inpatient treatment. Townsend also operates an in-network lab that services these facilities. After the acquisition, Dr. Wetsman and Mr. Handley will remain with Townsend along with its staff. The purchase is expected to be completed during the first half of 2016 and is subject to certain closing conditions, including the receipt of governmental approvals and licenses necessary to operate the business.

Townsend generated revenue of approximately $10.9 million for the nine months ended September 30, 2015. While EBITDA is currently minimal, the Company expects to generate approximately $3 million of EBITDA in the first twelve months of ownership. AAC anticipates utilizing the in-network lab to continue servicing Townsend’s current lab customers and to begin servicing AAC’s in-network outpatient and residential facilities in Florida, New Jersey, and Rhode Island.

People Who Care. An Approach That Works.

AAC also disclosed that the Company’s FitRx and The Academy operations will cease operations as of December 31, 2015 due to their continued unprofitability and management’s realignment to focus solely on adult addiction treatment. FitRx had 20 beds and The Academy had 18 beds, and collectively the two operations accounted for approximately $4.2 million of revenue and a combined operating loss of approximately $1.2 million through the twelve months ended September 30, 2015.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate 18 substance abuse treatment facilities. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of acquisitions; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of acquisitions; (vii) our failure to achieve anticipated financial results from contemplated acquisitions; (viii) a disruption in our ability to perform definitive drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees; (xi) our inability to agree on conversion and other terms for the balance of convertible debt; (xii) our inability to meet our covenants in the loan documents; (xiii) our inability to obtain senior lender consent to exceed the current $50 million limit in unsecured subordinated debt; (xiv) our inability to integrate newly acquired facilities; (xv) a disruption to our business and reputational and potential economic risks associated with the civil securities claims brought by shareholders; and (xvi) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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